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Media Contact:
Catherine M. Conroy
Donaldson, Lufkin & Jenrette
212-892-3275

Investor Contact:
Kevin Zuccala
Donaldson, Lufkin & Jenrette
212-892-4693

For Immediate Release

                           DLJ RELEASES DATA ON POSITIONS

New York, NY - October 7, 1998 - Donaldson, Lufkin & Jenrette, Inc. (NYSE:DLJ) released the following data today in connection with AXA's regularly scheduled press and investor conferences, to be held in Paris and London tomorrow, when AXA announces its results for the first half of 1998.

As of September 30, 1998, DLJ was owed approximately $106 million by various hedge funds. Of that amount, $103 million was fully collateralized by cash, U.S. Treasury and other marketable securities, and $3 million was unsecured.

DLJ's exposure to emerging markets securities, the aggregate of its net position for each country, was less than $100 million on September 30, 1998. DLJ's net inventory of high-yield bonds, also as of September 30, 1998, was less than $500 million. This inventory consisted of more than 100 different issuers, with no single issue accounting for more than $25 million.

Donaldson, Lufkin & Jenrette will release its third-quarter earnings on or about Tuesday, Octoer 13, 1998.


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